CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42133 and Post-Effective Amendment No. 1 to Registration No. 333-42133) of Ingersoll-Rand Company Limited of our report dated July 12, 2008 relating to the financial statements of Thermo King de Puerto Rico, Inc. Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
San Juan, Puerto Rico
July 12, 2008